Exhibit 23.1

CliftonLarsonAllen LLP
CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 6, 2023, on the consolidated financial statements of Bridgewater Bancshares, Inc. and Subsidiaries, which report appears in the Annual Report on Form 10-K of Bridgewater Bancshares, Inc. and Subsidiaries for the year ended December 31, 2022.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

April 27, 2023

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